EXHIBIT 10.731

Fusion Telecommunications International, Inc.
Fusion NBS Acquisition Corp.
420 Lexington Avenue Suite 1718
New York, New York 10170

October 29, 2012

Praesidian Capital Opportunity Fund III, LP
419 Park Avenue South
New York, New York 10016
Attn: Jason D. Drattell

Re:  Management Rights

Ladies and Gentlemen:

You have requested that each of Fusion NBS Acquisition Corp., a Delaware corporation (“Borrower”), and Fusion Telecommunications International, Inc., a Delaware corporation (“Parent”),  (together with Borrower, the “Credit Parties”), grant certain management rights to Praesidian Capital Opportunity Fund III, LP (the “Investor”) so that the purchase by the Investor of (i) certain promissory notes of Borrower (the “Notes”) and (ii) certain warrants from Parent to purchase capital stock of Parent (collectively, the “Warrants”), each pursuant to the Securities Purchase Agreement and Security Agreement, dated as of the date hereof, among the Credit Parties, the Investor and the other persons, from time to time, parties thereto, as such agreement may be amended, supplemented or otherwise modified from time to time (the “Purchase Agreement”), each may qualify as a “venture capital investment” as described in clause (d)(3)(i) of the U.S. Department of Labor Regulations § 2510.3-101 (the “DOL Regulation”).  This letter will confirm our agreement that the Investor will be entitled to the contractual management, information and other rights enumerated below:

(1) Each of the Credit Parties and their subsidiaries shall provide to the Investor true and correct copies of all documents, reports, financial data and other information as the Investor may reasonably request.  Additionally, each of the Credit Parties shall permit any authorized representatives designated by the Investor to visit and inspect any of the properties of the Credit Parties and their subsidiaries, including its and their books of account, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice to Parent’s Chief Executive Officer, at such times during normal business hours as the Investor may reasonably request. Discussions by Investors with officers of the Credit Parties pursuant to this paragraph shall be initiated by a request made to Parent’s Chief Executive Officer who shall be responsible for coordinating compliance with this provision.

(2) With respect to each Credit Party, at any time during which the Investor does not have the direct contractual right to designate a representative to serve on the Board of Directors of such Credit Party (in each case, a “Credit Party Board”), the Investor shall have the right to designate one (1) person to attend as observers, all meetings of such Credit Party Board and all executive and other committee meetings thereof and shall provide to the Investor the same information concerning such Credit Party and its Subsidiaries (as defined in the Purchase Agreement), and access thereto, provided to members of the Credit Party Board and such committees, as applicable.  The reasonable travel expenses incurred by any such designee of the Investor in attending any board or committee meetings shall be reimbursed by such Credit Party, to the extent consistent with such Credit Party’s then existing policy of reimbursing directors generally for such expenses; provided, that no Credit Party will be required to permit a person designated by the Investor to attend, as an observer, any committee meeting of such Credit Party Board or provide information to the Investor as provided to such committees, unless the Investor has executed a confidentiality agreement satisfactory to the Credit Party in its reasonable determination, or in the event such Credit Party Board reasonably determines that a conflict of interest may exist between the Investor and such Credit Party Board.  Notwithstanding any provision herein to the contrary, including, without limitation, the last paragraph hereof, only one observer may be designated collectively by Investor and any persons to whom Investor may have transferred any of its Notes.

(3) The Investor (or any authorized representative designated by the Investor) shall have the right to consult with and advise the management of each of the Credit Parties and their subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Credit Parties and their subsidiaries. The Investor shall contact Parent’s Chief Executive Officer with any Investor request pursuant to this paragraph who shall be responsible for coordinating compliance with this provision.

(4) The Credit Parties shall provide the Investor with all financial information and inspection rights provided to “Lenders” (as defined in the Purchase Agreement) under the Purchase Agreement.  The rights of Investor set forth in this letter are in addition to, and not in limitation, of the rights of the Investor under the Purchase Agreement.

This letter may not be amended except by a written instrument signed by the Investor and each of the Credit Parties.

Each of the Credit Parties hereby further agrees that if legal counsel for the Investor reasonably concludes that the rights granted hereby should be altered to preserve the qualification of the Investor as a “venture capital operating company” or the Investor’s investment in the Credit Parties as a “venture capital investment”, in each case, as defined in the DOL Regulation or otherwise to ensure that the assets of the Investor are not considered “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended, each of the Credit Parties will agree to amendments to this letter to effect such alterations; provided that no such alteration would result in a material adverse effect on the operation or business of the Credit Parties.

The rights of Investor described herein with respect to any Credit Party shall terminate and be of no further force or effect upon, subject to the other terms hereof, the Investor no longer holding any Notes of such Credit Party.

If any Credit Party engages in a restructuring or similar transaction, any resulting entity or entities shall be subject to this Agreement in the same manner as the Credit Parties, as applicable.

The Credit Parties hereby further agrees that they will provide to any person or entity to which the Investor transfers at least 50% of the principal amount of Notes then held by the Investor with the same rights granted to the Investor hereunder.

 [Signature Pages to Follow]

Very truly yours,

FUSION NBS ACQUISITION CORP.

By:_______________________________
Name:
Title:

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:_______________________________
Name:
Title:

[Signature Page to Management Rights Agreement Fund III]

ACKNOWLEDGED AND ACCEPTED:

PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP

By:  Praesidian Capital Opportunity GP III, LLC, its General Partner

By:  __________________________________
Name:
Title:   Manager

[Signature Page to Management Rights Agreement Fund III]